Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in  Registration Statement Nos. 33-122136, 333-122137, 333-03201, 333-75187, 333-75189 and 333-118033 on Form S-8 of our reports dated November 26, 2008, relating to the consolidated financial statements and financial statement schedule of Courier Corporation and subsidiaries (the “Company”) as of and for the three years in the period ended September 27, 2008 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning the Company’s adoption on September 29, 20097 of Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Pans, an amendment of FASB Statements No. 87, 88, 106 and 123(R)”), and the effectiveness of Courier Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Courier Corporation for the year ended September 27, 2008.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 26, 2008